UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2025
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QUANTERIX CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-38319	20-8957988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Middlesex Turnpike
Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)
(617) 301-9400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.001 par value per share	QTRX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry Into a Material Definitive Agreement.
On August 4, 2025, Quanterix Corporation (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”), by and between the Company, on the one hand, and Kent Lake PR LLC, a Puerto Rico limited liability company and the general partner of Kent Lake Partners LP, a Delaware limited partnership (together, “Kent Lake”), on the other hand.
In accordance with the terms of the Cooperation Agreement, the Company has agreed to retain an executive search firm to identify a potential candidate to be appointed to the board of directors of the Company (the “Board”). The Company has agreed to provide the executive search firm with a mutually agreed upon director candidate specification. The Company and Kent Lake have agreed to cooperate to select an individual from the executive search firm’s list of six (6) candidates and appoint such person as a Class I director on or prior to December 1, 2025 (the “Target Date”). In the event that the Company and Kent Lake do not agree on the selection of a candidate prior to the Target Date, Kent Lake will select one (1) candidate to be appointed to the Board from the Company’s three (3) preferred candidates.
The Company has also agreed to seek stockholder approval at the 2025 annual meeting of stockholders of an amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board (the “Declassification Proposal”). If the Declassification Proposal is approved by stockholders, (i) the directors nominated for election at the 2026 annual meeting of stockholders and those nominated at subsequent annual meetings of stockholders would be elected to one-year terms, and (ii) the directors serving in Class I and Class II as of immediately prior to the 2025 annual meeting of stockholders would complete their three-year terms, ending at the 2027 and 2028 annual meeting of stockholders, respectively.
The Company has also agreed to amend the Company’s Restated Bylaws (the “Bylaws”) prior to the 2025 annual meeting of stockholders to adopt a majority voting standard for uncontested director elections, with a plurality voting standard for contested director elections.
Finally, under the Cooperation Agreement, Kent Lake has agreed to abide by certain voting commitments, customary standstill obligations and mutual non-disparagement and no litigation provisions until the date that is thirty days prior to the nomination deadline under the Bylaws for the nomination of director candidates for election to the Board at the 2027 annual meeting of stockholders, unless the Cooperation Agreement is earlier terminated in accordance with its terms. The scope of these commitments, obligations, provisions and other terms are set forth in full in the Cooperation Agreement.
The foregoing description of the Cooperation Agreement is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 7.01    Regulation FD Disclosure.
On August 4, 2025, the Company issued a press release announcing the matters addressed above. A copy of the press release is furnished with this report as Exhibit 99.1.
The information in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto is being furnished to the U.S. Securities and Exchange Commission (the “SEC”) and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description
10.1	Cooperation Agreement, by and between Quanterix Corporation, Kent Lake PR LLC and Kent Lake Partners LP, dated August 4, 2025
99.1	Press Release dated August 4, 2025
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2025	QUANTERIX CORPORATION

	By:	/s/ Vandana Sriram
	Name:	Vandana Sriram
	Title:	Chief Financial Officer